Fibrocell Announces FDA Allowance to Initiate Pediatric Enrollment in Phase 1/2 Clinical Trial of FCX-007 for the Treatment of Recessive Dystrophic Epidermolysis Bullosa (RDEB) EXTON, PA – January 30, 2018 – Fibrocell Science, Inc. (NASDAQ: FCSC), a gene therapy company focused on transformational autologous cell-based therapies for skin and connective tissue, today announced that it obtained allowance from the U.S. Food and Drug Administration (FDA) to initiate enrollment of pediatric patients in the Phase 2 portion of the Company’s Phase 1/2 clinical trial of FCX-007, its gene therapy candidate being developed in collaboration with Intrexon Corporation (NYSE: XON), for the treatment of recessive dystrophic epidermolysis bullosa (RDEB)—a devastating, genetic skin disease with high mortality. Fibrocell's upcoming enrollment of pediatric patients in the Phase 2 portion of the trial follows an allowance from the FDA based on evidence of safety and potential benefit of FCX-007 in adult patients dosed in the Phase 1 portion of the clinical trial. “Pediatric RDEB patients are among the most vulnerable to this devastating blistering skin disease because of the scarring that develops in childhood and progresses into adulthood,” said Alfred Lane, MD, Chief Medical Advisor of Fibrocell and Professor of Dermatology and Pediatrics (Emeritus) at the Stanford University School of Medicine. “I am pleased that we now have the opportunity to evaluate FCX-007 in children with the goal of improving wound outcomes for these patients.” In its submission, Fibrocell reported the interim readout of safety data from three adult patients 12 weeks post-administration and one adult patient 25 weeks post-administration, which showed FCX-007 was well-tolerated following a single intradermal injection session in targeted wounds and separate intact skin sites. No serious adverse events and no product-related adverse events were reported. In addition to encouraging interim safety data, positive early trends were noted in wound healing and pharmacology signals to support potential benefit of the product candidate. “Receiving allowance from the FDA to include pediatric patients in the Phase 2 portion of our clinical trial of FCX-007 signifies important clinical progress, moving us closer to our goal of transforming the lives of RDEB patients,” said John Maslowski, President and Chief Executive Officer of Fibrocell. “We believe our distinctive approach to treatment—targeting the underlying origin of the disease—holds promise to relieve the chronic symptoms and suffering associated with RDEB.” Fibrocell plans to enroll six patients ages seven and older in the Phase 2 portion of the clinical trial. One RDEB adult patient has been enrolled in Phase 2, and dosing is expected to occur in the second quarter of 2018. With the allowance from the FDA, Fibrocell will now include enrollment of pediatric patients.

About FCX-007 FCX-007 is Fibrocell's clinical-stage, gene therapy product candidate for the treatment of RDEB, a congenital and progressive orphan skin disease caused by the deficiency of the protein type VII collagen (COL7). FCX-007 is a genetically-modified autologous fibroblast that encodes the gene for COL7 and is being developed in collaboration with Intrexon Corporation. By genetically modifying autologous fibroblasts ex vivo to produce COL7, culturing them and then treating wounds locally via injection, FCX-007 offers the potential to address the underlying cause of the disease by providing high levels of COL7 directly to the affected areas while avoiding systemic distribution. FCX-007 has been granted Orphan Drug, Rare Pediatric Disease and Fast Track Designations by the FDA. About the Phase 1/2 Clinical Trial The primary objective of this open-label clinical trial is to evaluate the safety of FCX-007 in RDEB patients. Additionally, the trial is assessing wound healing and pharmacology at 4, 12, 25 and 52 weeks post-administration. Six patients ages seven and older are targeted to be treated with FCX-007 in the Phase 2 portion of the trial. To learn more about the clinical trial, please visit www.clinicaltrials.gov and search the identifier NCT02810951. About Fibrocell Fibrocell is an autologous cell and gene therapy company translating personalized biologics into medical breakthroughs for diseases affecting the skin and connective tissue. Fibrocell’s most advanced product candidate, FCX-007, is the subject of a Phase 1/2 clinical trial for the treatment of RDEB. Fibrocell is in pre-clinical development of FCX-013, its product candidate for the treatment of moderate to severe localized scleroderma. Fibrocell’s gene therapy portfolio is being developed in collaboration with Intrexon Corporation, a leader in synthetic biology. For more information, visit www.fibrocell.com or follow Fibrocell on Twitter at @Fibrocell. Forward-Looking Statements This press release contains, and our officers and representatives may from time to time make, statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to: Fibrocell’s expectations regarding the timing of the completion of adult patient enrollment, Fibrocell’s ability to enroll pediatric patients, the timing of dosing and reporting of results for the Phase 2 portion of its Phase 1/2 clinical trial of FCX-007; the potential advantages of Fibrocell’s product candidates and other statements regarding Fibrocell’s future operations, financial performance and financial position, prospects, strategies, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated herein including, among others: that interim clinical trial results are not necessarily indicative of final clinical results and final clinical trial results may not be positive with regard to safety or efficacy of FCX-007; uncertainties and delays relating to the initiation, enrollment and completion of pre- clinical studies and clinical trials; whether pre-clinical study and clinical trial results will validate and support the safety and efficacy of Fibrocell’s product candidates; unanticipated or excess costs relating to the development of Fibrocell’s gene therapy product candidates; Fibrocell’s ability to obtain additional capital to continue to fund operations; Fibrocell’s ability to maintain its collaboration with Intrexon Corporation; and the risks, uncertainties and other factors discussed under the caption “Item 1A. Risk Factors” in Fibrocell’s most recent Form 10-K filing and Form 10-Q filings. As a result, you are cautioned not to place undue reliance on any forward-looking statements. While Fibrocell may update certain forward-looking statements from time to time, Fibrocell specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise. Trademarks Fibrocell, the Fibrocell logo and Fibrocell Science are trademarks of Fibrocell Science, Inc. and/or its affiliates. All other names may be trademarks of their respective owners. # # # Investor & Media Relations Contact: Karen Casey 484.713.6133 kcasey@fibrocell.com